UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 24, 2017 (Date of earliest event reported)
Banyan Rail Services Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9043 (Commission File Number)	36-3361229 (I.R.S. Employer Identification No.)

5200 Town Center Circle, Suite 550, Boca Raton, Florida (Address of principal executive offices)	33486 (Zip Code)

(561) 617-8050 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On February 24, 2017, Banyan Rail Services Inc. (the “Company”) entered into a Demand Note and Loan Agreement (the “Note”), effective December 31, 2016, with Boca Equity Partners LLC (“BEP”) in the original principal amount of $471,825. Loans under the Note bear interest at an annual rate of 10% and outstanding principal and interest are due on demand. The Note replaces a $250,000 Demand Note and Loan Agreement from the Company to BEP dated July 27, 2016 (the “July Note”), and the July Note was cancelled and terminated. Gary O. Marino, the Company’s chairman of the board, is the chairman, president, and chief executive officer of BEP, and Gary O. Marino and directors Donald S. Denbo and Paul S. Dennis, the Company’s Interim CEO and CFO, also hold membership interests in BEP.

The foregoing description of the Note is not complete and is qualified in its entirety by reference to the Note, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth under Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Demand Note and Loan Agreement, dated December 31, 2016, by and between Banyan Rail Services Inc. and Boca Equity Partners LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banyan Rail Services Inc.

	By:	/s/ Christopher J. Hubbert
	Name:	Christopher J. Hubbert
	Title:	Secretary

Dated March 2, 2017